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                      MERRILL LYNCH LIFE INSURANCE COMPANY

                  General Agent Compensation Schedule Addendum

Until further notice as provided in the General Agency Agreement dated January 5, 1989, as amended, compensation will be paid according to the following schedule for the contracts and policies listed:

                                                                       Renewals, as a %age
                                           Percent of                  of Account Value at
Description of Contract                    Single Premium              Each Year-End**
-----------------------                    --------------              ---------------
Individual Single Premium         3 Year Guarantee Period - 1.5%            0.40%
Modified Guaranteed
Annuity Contract,                 5 Year Guarantee Period - 2.5%
Non-Participating,
Form ML-MGA-003*

*And any state variations thereof.
**Until the Annuity Date.

In the event of full or partial withdrawal of account value within six months after date of issue of a contract, the General Agent's account will be debited in an amount equal to the lesser of 100% of the amount withdrawn or 100% of the sum of the original premium.

                                     . . . .

ln the event of a full or partial withdrawal within the second six months after the date of issue of a contract, the General Agent's account will be debited in an amount equal to 50% of the first year commission paid on the lesser of the original premium or the amount withdrawn.